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                                                                   Exhibit 10.16


                           ART TECHNOLOGY GROUP, INC.

                          AMENDED AND RESTATED WARRANT


         This Amended and Restated Warrant, dated as of August 18, 1998, effective upon the consummation of the transactions contemplated in the Series D Senior Participating Convertible Redeemable Preferred Stock Purchase Agreement between Art Technology Group, Inc., a Delaware corporation (the "Company"), and the Purchasers (as defined therein), amends, restates and supersedes that certain Performance Warrant, dated as of December 23, 1996 (the "1996 Warrant"), granted to SOFTBANK Ventures Inc. by Art Technology Group, Inc., a Massachusetts corporation ("ATG MA"). On October 22, 1997, pursuant to an Agreement and Plan of Merger dated as of such date, ATG MA merged with and into the Company, and the Company became the successor to all of the rights and obligations of ATG MA, including without limitation the rights and obligations of ATG MA under the 1996 Warrant.

         In consideration of the surrender and cancellation of the 1996 Warrant on the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants SOFTBANK Ventures Inc., a Japanese corporation, and to any entity to which this warrant is duly transferred in compliance with Section 10 (the "Holder"), a warrant (this "Warrant"), subject to the terms set forth below, to purchase the Warrant Shares (as hereinafter defined) at a purchase price of $1.385 per share (the "Purchase Price"), exercisable upon sixty (60) days prior written notice, at any time on or after the date hereof and prior to the earlier of (i) the closing of the initial public offering of shares of Common Stock of the Company ("Common Stock") at a price to the public of at least $15.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock) and resulting in gross proceeds to the Company of at least $10,000,000 (the "IPO")
(ii) the closing of a liquidation, merger, sale of all or substantially all assets or other similar event and (iii) August 18, 2003. The term "Warrant Shares" shall mean 425,532 shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share ("Series B Stock"). The Warrant Shares shall be subject to adjustment as described herein. If the IPO occurs prior to August 18, 2003, this Warrant may be exercised coincident with the IPO, in which case the Warrant Shares shall consist of shares of Common Stock of the Company based on the rate at which Series B Stock is converted into Common Stock of the Company.

         The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of


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the fair market value per Warrant Share, as determined in good faith by the
Company's Board of Directors.


         1.       EXERCISE.

                  (a) This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise in the form of (i) lawful money of the United States, or (ii) delivery of shares of Series B Stock then owned by the Holder valued at their fair market value as determined by (or in a manner approved by) the Board of Directors of the Company in good faith.

                  (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the Holder shall be deemed to have become the holder of record of the Warrant Shares represented by such certificates.

                  (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the
Holder:

                           (i) a certificate or certificates for the number of
full Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined as set forth herein; and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise.

         2.       ADJUSTMENTS.

                  (a) If outstanding shares of the Series B Stock shall be subdivided into a greater number of shares or a dividend in Series B Stock shall be paid in respect of Series B Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such


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dividend be proportionately reduced. If outstanding shares of Series B Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (b) If there shall occur any capital reorganization or reclassification of the Series B Stock (other than a change in par value or a subdivision or combination as provided for in Section 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, the Holder had held the number of shares of Series B Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in
Section 2(a) or 2(b) above.

         3.       INVESTMENT REPRESENTATIONS; LEGENDS.

                  (a) REPRESENTATIONS. The Holder represents, warrants and covenants that:


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                  (i) The Warrant Shares purchased upon exercise of this
         Warrant, and the shares issuable upon conversion of the Warrant Shares, shall be acquired for the Holder's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

                  (ii) The Holder has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company.

                  (iii) The Holder is able to bear the economic risk of holding shares acquired pursuant to the exercise of this Warrant for an indefinite period.

                  (iv) The Holder understands that (A) the shares acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least one year and even then will not be available unless a public market then exists for the Warrant Shares, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this Warrant under the Securities Act.

                  (v) The Holder agrees that, if the Company offers for the first time any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Holder will not, without the prior written consent of the Company, publicly offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares purchased upon exercise of this Warrant for a period of 90 days after the effective date of such registration statement.

By making payment upon exercise of this Warrant, the Holder shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 3.

                  (b) LEGENDS ON STOCK CERTIFICATES. Each certificate representing Warrant Shares shall bear a legend substantially in the following form:


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         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

         4. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant or the Common Stock issuable upon conversion of the Warrant Shares.

         5. NOTICES. All notices and other communications from the Company to the Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the Holder. All notices and other communications from the Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office.

         6. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         7. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

         8. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         9. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflict of laws principles.




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         10. TRANSFER RESTRICTIONS. This Warrant, and the rights and obligations of the Holder hereof, may not be assigned or transferred, except that the Holder may assign its rights and obligations hereunder to a corporation, partnership or other entity controlling, controlled by or under common control with the Holder; provided that the transferor delivers this Warrant to the Company for surrender together with written instructions authorizing and directing the Company the issue a new warrant of like tenor to a transferee meeting the foregoing requirements.


Date of Grant:        August ____, 1998


         ART TECHNOLOGY GROUP, INC.


         By:    /s/ Mahendrajeet Singh
            -------------------------------
                  Mahendrajeet Singh
                  President


         HOLDER


         SOFTBANK VENTURES INC.


         By:    /s/ Yoshitaka Kitao
            -------------------------------
                  Yoshitaka Kitao
                  President and Chief Executive
                  Officer


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